UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2600, Vancouver, British Columbia,		V6E 3C9
(Address of principal executive offices)		(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

Explanatory Note

On April 20, 2015, City Office REIT, Inc. (the “Company”) announced that it had entered into an Agreement of Purchase and Sale to acquire Superior Pointe in the Denver, Colorado metropolitan area (the “Property”) for a purchase price of $25.8 million.

In accordance with Rule 3-14 and Article 11 of Regulation S-X and the requirements of Form S-3, the Company is filing herewith (i) certain financial statement information for the Property and (ii) and pro forma financial information for the Company that gives effect to the acquisition of the Property.

The principal conditions to the acquisition have been satisfied and the Company deems the acquisition to be probable and expects to close on the acquisition of the Property in June 2015. However, there can be no assurance as to the timing of the closing or whether the closing will actually occur. The Company does not have a material relationship with the seller of the Property and the acquisition will not be an affiliated transaction.

(a) Financial Statements of Property to be Acquired

The following Statements of Revenues and Certain Expenses for the property are set forth in Exhibit 99.1 which is incorporated herein by reference.

Report of Independent Auditors.

Statement of Revenues and Certain Expenses for the year ended December 31, 2014.

Notes to Statement of Revenues and Certain Expenses for the year ended December 31, 2014.

(b) Pro Forma Financial Information

The following pro forma financial statements for the Company are set forth in Exhibit 99.2 which is incorporated herein by reference.

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014.

Unaudited Pro Forma Consolidated and Combined Statement of Operations for the year ended December 31, 2014.

Notes to Unaudited Pro Forma Consolidated and Combined Financial Statements.

(c) Not applicable.

(d) Exhibits:

Exhibit Number	Description

99.1	Statements of Revenues and Certain Expenses for the Property for the year ended December 31, 2014.

99.2	Unaudited Pro Forma Financial Information for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: May 5, 2015	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer